Exhibit 99.1
1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
Contact:
Liz Sharp, VP, Investor Relations
lsharp@aob.com
(573) 303-4620
American Outdoor Brands, Inc. Reports
Third Quarter Fiscal 2026 Financial Results

COLUMBIA, Mo., March 12, 2026 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an innovation company that provides product solutions for outdoor enthusiasts, today announced financial results for the third quarter fiscal 2026 ended January 31, 2026.

Third Quarter Fiscal 2026 Financial Highlights
•Quarterly net sales were $56.6 million, a decrease of $1.9 million, or 3.3%, compared with net sales of $58.5 million for the comparable quarter last year.

•Quarterly gross margin was 41.0%, compared with quarterly gross margin of 44.7% for the comparable quarter last year.

•Quarterly GAAP net loss was $4.1 million, or $(0.32) per diluted share, compared with GAAP net income of $169,000, or $0.01 per diluted share, for the comparable quarter last year.

•Quarterly non-GAAP net income was $1.5 million, or $0.12 per diluted share, compared with non-GAAP net income of $2.7 million, or $0.21 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, non-cash impairment of assets held for sale related to the company’s ust brand, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•Quarterly non-GAAP Adjusted EBITDA was $3.3 million, or 5.8% of net sales, compared with Adjusted EBITDA of $4.7 million, or 8.1% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

“We were pleased to deliver third quarter net sales results that exceeded our expectations, supported by strong retail sell-through and continued momentum across our growth brands. Total POS increased by 5% year over year, led by strength in our Outdoor Lifestyle category, which, we believe, indicates that consumers continue to engage with our innovative product offerings. Net sales for the quarter were $56.6 million, declining 3.3% from last year – a favorable result given variability in retailer ordering patterns and broader market dynamics that we’ve experienced so far in fiscal 2026. Our third quarter performance reinforces our confidence in our full year outlook.

“Our Outdoor Lifestyle category, which includes hunting and meat processing, generated over 62% of our net sales in the quarter and delivered growth of 5.4%, driven by strength in our BOG® and MEAT! Your Maker® brands. In Shooting Sports, our Caldwell® brand delivered solid growth in the quarter, reflecting strong retailer and consumer response to our innovative ClayCopter™ platform. That momentum was reinforced at SHOT Show in January, where engagement around our new ClayCopter™ and Claymore® connected products was exceptionally strong. Increasingly, our retail partners are seeking differentiated innovation to drive traffic and strengthen consumer engagement, and Caldwell’s performance demonstrates how our innovation pipeline enables us to gain share even within a challenged category. In fact, Caldwell® was a bright spot within our

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
Shooting Sports category, which declined 15% year over year, largely due to continued softness in aiming solution products – a trend we are seeing across the broader market.

“New products represented over 26% of our net sales in the quarter. Our relentless focus on innovation continues to expand how we connect with consumers. As we enter peak fishing season, we are preparing an initial rollout in April of SCORETRACKER® LIVE, a platform that integrates Major League Fishing (MLF) SCORETRACKER® technology into our BUBBA® app to deliver real-time tournament hosting and live scoring to anglers and organizers everywhere. SCORETRACKER® LIVE brings the intensity and excitement once reserved for professional MLF bass tournaments to events of any size – from neighborhood competitions and school teams to local clubs and regional circuits. It also supports the growing adoption of catch-and-release tournament formats that promote sustainable fisheries, aligning competitive excitement with responsible stewardship.

“These new products from Caldwell® and BUBBA® demonstrate that we are intentionally executing on a strategy that pairs innovative hardware with integrated digital capabilities in categories where connectivity enhances the consumer experience. By building connected product ecosystems around select growth brands, we are deepening engagement, creating differentiated value for our retail partners, and supporting recurring revenue opportunities. We look forward to building on that momentum with innovation from BUBBA® that we’ll unveil this summer at ICAST, the world’s largest sport fishing expo.

“Taken together, our third quarter performance highlights the strength of our diversified brand portfolio and the effectiveness of our long-term strategy. Equally important, we remain disciplined in how we allocate capital – prioritizing investments that support innovation and long-term value creation, refining our portfolio to ensure alignment with our strategic direction, and actively managing working capital to enhance financial flexibility.”

Andrew Fulmer, Chief Financial Officer, said, “In the third quarter, net sales came in ahead of our expectations, and we delivered gross margins of 41%, despite actions we took to clear certain slow-moving inventory and the higher tariff costs we absorbed during the period. Our balance sheet remains strong and continues to give us the flexibility to support our strategic objectives. During the quarter, we repurchased approximately 181,000 shares of our common stock for $1.4 million, and we ended the period debt-free with $10.4 million in cash. We believe this solid financial position allows us to continue pursuing growth opportunities that drive long-term value for our shareholders.”

Fiscal 2026 Outlook
Fulmer continued, “We are encouraged by our performance so far in fiscal 2026, particularly in light of the ongoing tariff environment, cautious retailer ordering patterns, and broader consumer uncertainty. As such, we are maintaining our financial outlook and continue to expect fiscal 2026 net sales in the range of approximately $191 million to $193 million. Recall that at the end of fiscal 2025, retailers accelerated approximately $10 million of orders originally planned for fiscal 2026 to get ahead of impending tariffs, creating a more challenging comparison for the current year. Adjusting for that acceleration, the underlying decline in net sales for fiscal 2026 would be approximately 5%, which we would view as solid performance given the current environment. For the full fiscal year, we continue to expect gross margin in the range of 42% to 43% and Adjusted EBITDA in the range of 4.0% to 4.5% of net sales.”

Conference Call and Webcast
The Company will host a conference call and webcast today, Thursday, March 12, 2026, to discuss its third quarter fiscal 2026 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
In this press release, certain non-GAAP financial measures, including “non-GAAP net income” and “Adjusted EBITDA” are presented. A reconciliation of these and other non-GAAP financial measures is contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) impairment of assets held for sale, (iv) non-recurring inventory reserve adjustment, (v) emerging growth status transition costs, (vi) technology implementation, (vii) income tax adjustments, (viii) interest income, (ix) income tax expense, and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.
American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an innovation company that provides product solutions for outdoor enthusiasts, including hunting, fishing, camping, shooting, meat processing, outdoor cooking, and personal security and personal defense products. The Company produces innovative, high-quality products under brands including BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT! Your Maker®; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief of our commitment to innovation and disciplined execution of our long-term strategy; our belief that our strategy is effective and that our brands are continuing to win at retail; our belief of continued momentum across our growth brands; our belief that consumers continue to engage with our innovative product offerings; our plan to unveil new products this summer at ICAST; and our estimates and predictions under “Fiscal 2026 Outlook.” We caution that these

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors, such as the impact from changing economic policies, tariffs and supply chain constraints; the potential for product recalls, product liability, and other claims or lawsuits against us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers and freight carriers that disrupt our ability to fill our customers’ orders; the features, quality, and performance of our products; the success of our strategies and marketing programs; lower levels of consumer spending in general and specific to our products or product categories; liquidity and anticipated cash needs and availability; increases in costs or decreases in availability of finished products, components, and raw materials; the uncertainty around tariff policies and potential recovery of tariffs paid that have been determined to be unlawful, and the potential for increased tariffs on our products, including additional tariffs that may be imposed by the current presidential administration; our ability to maintain or strengthen our brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)

	As of:
	January 31, 2026 (Unaudited)	April 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$10,395	$23,423
Accounts receivable, net of allowance for credit losses of $408 on January 31, 2026 and $159 on April 30, 2025	32,919	39,337
Inventories	110,177	104,717
Assets held for sale	899	—
Prepaid expenses and other current assets	4,013	3,970
Income tax receivable	188	143
Total current assets	158,591	171,590
Property, plant, and equipment, net	9,820	11,231
Intangible assets, net	25,250	31,411
Right-of-use assets	31,157	31,896
Other assets	155	227
Total assets	$224,973	$246,355
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,687	$15,717
Accrued expenses	13,297	13,872
Accrued payroll and incentives	554	5,871
Lease liabilities, current	1,537	1,336
Total current liabilities	28,075	37
Lease liabilities, net of current portion	31,229	31,949
Total liabilities	59,304	68,745
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding on January 31, 2026 and April 30, 2025	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,232,922 shares issued and 12,459,653 shares outstanding on January 31, 2026 and 14,974,217 shares issued and 12,696,356 shares outstanding on April 30, 2025	15	15
Additional paid in capital	282,214	280,711
Retained deficit	(83,527)	(74,700)
Treasury stock, at cost (2,773,269 shares on January 31, 2026 and 2,277,861 shares on April 30, 2025)	(33,033)	(28,416)
Total equity	165,669	177,610
Total liabilities and equity	$224,973	$246,355

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months ended January 31,		For the Nine Months ended January 31,
	2026	2025	2026	2025

	(Unaudited)
Net sales	$56,576	$58,505	$143,477	$160,380
Cost of sales	33,396	32,382	80,341	86,425
Gross profit	23,180	26,123	63,136	73,955
Operating expenses:
Research and development	1,332	1,947	4,509	5,487
Selling, marketing, and distribution	14,369	15,019	39,220	41,376
General and administrative	7,959	8,854	24,614	26,293
Impairment of assets held for sale	3,433	—	3,433	—
Total operating expenses	27,093	25,820	71,776	73,156
Operating (loss)/income	(3,913)	303	(8,640)	799
Other (expense)/income, net:
Other income, net	6	47	100	189
Interest (expense)/income, net	(165)	(123)	(233)	19
Total other (expense)/income, net	(159)	(76)	(133)	208
(Loss)/income from operations before income taxes	(4,072)	227	(8,773)	1,007
Income tax expense	1	58	54	92
Net (loss)/income	$(4,073)	$169	$(8,827)	$915
Net (loss)/income per share:
Basic	$(0.32)	$0.01	$(0.70)	$0.07
Dilute	$(0.32)	$0.01	$(0.70)	$0.07

Weighted average number of common shares outstanding:
Basic	12,549	12,764	$12,635	$12,830
Diluted	12,549	13,124	$12,635	$13,215

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended January 31,
	2026	2025

	(Unaudited)
Cash flows from operating activities:
Net (loss)/income	$(8,827)	$915
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Depreciation and amortization	9,445	9,814
Provision for credit losses on accounts receivable	(352)	26
Impairment of assets held for sale	3,433	—
Stock-based compensation expense	2,275	2,685
Changes in operating assets and liabilities:
Accounts receivable	6,770	(5940)
Inventories	(9,008)	(22,456)
Accounts payable	(2,572)	3,811
Accrued liabilities	(6,380)	1,335
Other	132	3,414
Net cash used in operating activities	(5,084)	(6,396)
Cash flows from investing activities:
Payments to acquire patents and software	(550)	(799)
Payments to acquire property and equipment	(2,005)	(2,594)
Net cash used in investing activities	(2,555)	(3,393)
Cash flows from financing activities:
Proceeds from loans and notes payable	9,120	7,000
Payments on notes and loans payable	(9,120)	(7,000)
Payments to acquire treasury stock	(4,617)	(2,609)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	304	286
Payment of employee withholding tax related to restricted stock units	(1,076)	(516)
Net cash used in financing activities	(5,389)	(2,839)
Net decrease in cash and cash equivalents	(13,028)	(12,628)
Cash and cash equivalents, beginning of period	23,423	29,698
Cash and cash equivalents, end of period	$10,395	$17,070

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	For the Three Months ended January 31,				For the Nine Months ended January 31,
	2026		2025		2026		2025
	(Unaudited)
GAAP gross profit	$23,180		$26,123		$63,136		$73,955
Non-recurring inventory reserve adjustment	—		223		—		444
Non-GAAP gross profit	$23,180		$26,346		$63,136		$74,399
GAAP operating expenses	$27,093		$25,820		$71,776		$73,156
Amortization of acquired intangible assets	(1,798)		(2,120)		(5,465)		(6,361)
Stock compensation	(776)		(887)		(2,275)		(2,685)
Impairment of assets held for sale	(3,433)		—		(3,433)		—
Technology implementation	(11)		—		(41)		—
Emerging growth status transition costs	—		(82)		—		(245)
Other	(47)		(22)		(81)		(100)
Non-GAAP operating expenses	$21,028		$22,709		$60,481		$63,765
GAAP operating (loss)/income	$(3,913)		$303		$(8,640)		$799
Amortization of acquired intangible assets	1,798		2,120		5,465		6,361
Stock compensation	776		887		2,275		2,685
Impairment of assets held for sale	3,433		—		3,433		—
Non-recurring inventory reserve adjustment	—		223		—		444
Technology implementation	11		—		41		—
Emerging growth status transition costs	—		82		—		245
Other	47		22		81		100
Non-GAAP operating income	$2,152		$3,637		$2,655		$10,634
GAAP net (loss)/income	$(4,073)		$169		$(8,827)		$915
Amortization of acquired intangible assets	1,798		2,120		5,465		6,361
Stock compensation	776		887		2,275		2,685
Impairment of assets held for sale	3,433		—		3,433		—
Non-recurring inventory reserve adjustment	—		223		—		444
Technology implementation	11		—		41		—
Emerging growth status transition costs	—		82		—		245
Other	47		22		81		100
Income tax adjustments	(457)		(760)		(527)		(2,402)
Non-GAAP net income	$1,535		$2,743		$1,941		$8,348
GAAP net (loss)/income per share - diluted	$(0.32)		$0.01		$(0.70)		$0.07
Amortization of acquired intangible assets	0.14		0.17		0.43		0.50
Stock compensation	0.06		0.07		0.18		0.21
Impairment of assets held for sale	0.27		—		0.27		—
Non-recurring inventory reserve adjustment	—		0.02		—		0.03
Technology implementation	—		—		—		—
Emerging growth status transition costs	—		0.01		—		0.02
Other	—		—		—		—
Income tax adjustments	(0.04)		(0.06)		(0.04)		(0.19)
Non-GAAP net income per share - diluted	$0.12	(a)	$0.21	(a)	$0.15	(a)	$0.63	(a)
(a)Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	For the Three Months ended January 31,		For the Nine Months ended January 31,
	2026	2025	2026	2025
	(Unaudited)
GAAP net (loss)/income	$(4,073)	$169	$(8,827)	$915
Interest expense/(income)	165	123	233	(19)
Income tax expense	1	58	54	92
Depreciation and amortization	2,937	3,164	9,372	9,741
Stock compensation	776	887	2,275	2,685
Impairment of assets held for sale	3,433	—	3,433	—
Technology implementation	11	—	41	—
Non-recurring inventory reserve adjustment	—	223	—	444
Emerging growth status transition costs	—	82	—	245
Other	47	22	81	100
Non-GAAP Adjusted EBITDA	3,297	4,728	6,662	14,203